Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-205058) pertaining to the Amended and Restated Equity Incentive Plan and 2015 Omnibus Equity Incentive Plan of DAVIDsTEA Inc. of our report dated April 12, 2016 with respect to the consolidated financial statements of DAVIDsTEA Inc. included in this Annual Report (Form 10-K) for the year ended January 30, 2016.

/s/Ernst & Young LLP

Montreal, Canada

April 12, 2016

(1) CPA auditor, CA, public accountancy permit no. A112179